CHRISTOPHER A. WILSON

PARTNER

CWILSON@WBC-LAW.COM

LICENSED IN CALIFORNIA

YUE A. CAO

PARTNER

YCAO@WBC-LAW.COM

LICENSED IN NEW YORK

WHITNEY DE AGOSTINI

SENIOR COUNSEL

WHITNEY@WBC-LAW.COM

LICENSED IN CALIFORNIA

www.wbc-law.com

GILBERT J. BRADSHAW

PARTNER

GIL@WBC-LAW.COM

LICENSED IN NEW YORK

WILLIAM L HORN

PARTNER

WILLIAM@WBC-LAW.COM

LICENSED IN CALIFORNIA

ASHLEY L. DURAN

ASSOCIATE ATTORNEY

ADURAN@WBC-LAW.COM

LICENSED IN THE DISTRICT OF COLUMBIA

October 9, 2019

Board of Directors

Cocannco, Inc.

11 West Hampden Ave., Ste L100

Englewood, CO 80110

Email Address: cfs@kp-inter.com;

Ladies and Gentlemen:

We have acted, at your request, as special counsel to Cocannco, Inc., a Colorado corporation, (“Cocannco”) for the purpose of rendering an opinion as to the legality of the 50,000,000 shares of Cocannco common stock, par value $1.00 per share to be offered and distributed by Cocannco (the “Shares”), pursuant to an Offering Statement to be filed under Regulation A of the Securities Act of 1933 by Cocannco with the U.S. Securities and Exchange Commission (the “SEC”) on Form 1-A, for the purpose of registering the offer and sale of the Shares (“Offering Statement”).

For the purpose of rendering our opinion herein, we have reviewed statutes of the State of Colorado, to the extent we deem relevant to the matter opined upon herein, certified or purported true copies of the Articles of Incorporation of Cocannco and all amendments thereto, the By-Laws of Cocannco, selected proceedings of the board of directors of Cocannco, authorizing the issuance of the Shares, certificates of officers of Cocannco, and of public officials, and such other documents of Cocannco as we have deemed necessary and relevant to the matter opined upon herein. We have assumed, with respect to persons other than directors and officers of Cocannco, the due and proper election or appointment of all persons signing and purporting to sign the documents in their respective capacities, as stated therein, the genuineness of all signatures, the conformity to authentic original documents of the copies of all such documents submitted to me as certified, conformed and photocopied, including the quoted, extracted, excerpted and reprocessed text of such documents.

Based upon the review described above, it is our opinion that the Shares are duly authorized and when, as and if issued and delivered by Cocannco against payment therefore, as described in the offering statement, will be validly issued, fully paid and non-assessable.

We have not been engaged to examine the Offering Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form 1-A, and we express no opinion with respect thereto. Our forgoing opinion is strictly limited to matters of Colorado corporation law; and, we do not express an opinion on the federal law of the United States of America or the law of any state or jurisdiction therein other than Colorado, as specified herein.

We hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Circular constituting a part of the Offering Statement. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/Wilson, Bradshaw & Cao, LLP

Wilson, Bradshaw & Cao, LLP

MAIN OFFICE: 18818 TELLER AVENUE, SUITE 115, IRVINE, CA 92612

NEW YORK OFFICE: 45 ROCKEFELLER PLAZA, SUITE 2000, NEW YORK, NY 10111

TEL: (917) 830-6517 / FAX: (917) 791-8877